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                                                                     EXHIBIT 3.3


                            CERTIFICATE OF AMENDMENT

                                       OF

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                         SALIVA DIAGNOSTIC SYSTEMS, INC.

                    -----------------------------------------
                    Adopted in accordance with the provisions

                    of Section 242 of the General Corporation

                          Law of the State of Delaware
                    -----------------------------------------


           I, Kenneth J. MacLachlan, President of SALIVA DIAGNOSTIC SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware, do hereby affirm under penalties of perjury as follows:

           FIRST, that the Certificate of Incorporation of said corporation be amended by striking out the whole of ARTICLE FOURTH, as it now exists and inserting in lieu and instead thereof a new ARTICLE FOURTH, reading as follows:

                      "The aggregate number of shares of all classes of stock which the corporation shall have authority to issue is Fifty One Million (51,000,000), of which 50,000,000 shall be Common Stock, par value $.01 per share, and 1,000,000 shall be preferred stock, no par value per share."

            SECOND, that such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the Sate of Delaware by the vote of not less than a majority of the outstanding stock entitled to vote at a special meeting of stockholders and that valid notice of the special meeting was given to the stockholders, all in accordance with the provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.


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           IN WITNESS WHEREOF, I have signed this certificate this 26th day of
November, 1997.

                                    /s/ Kenneth J. McLachlan
                                    ----------------------------------
                                    Kenneth J. McLachlan, President